As filed with the Securities and Exchange Commission on January 26, 2000

                                                               File No. 811-5028

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

      Registration Statement Under the Investment Company Act of 1940   / X/

                              Amendment No. 58                          / X/


                                   PIMCO FUNDS

               (Exact Name of Registrant as Specified in Charter)

                            840 Newport Center Drive
                         Newport Beach, California 92660
               (Address of Principal Executive Offices) (Zip Code)
               Registrant's Telephone Number, including area code:
                                 (949) 720-6533

       Robert W. Helm, Esq.                R. Wesley Burns
       Dechert Price & Rhoads              Pacific Investment Management Company
       1775 Eye Street, N.W.               840 Newport Center Drive, Suite 300
       Washington, D.C.  20006             Newport Beach, California 92660

                     (Name and Address of Agent for Service)

     It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

                                EXPLANATORY NOTE

     This  Amendment  is filed by PIMCO  Funds (the  "Registrant")  pursuant  to
Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), for the purpose of amending disclosure in the PIMCO Funds: Private Account Portfolio Series Offering Memorandum and Offering Memorandum Supplement, each dated October 8, 1999, as filed on October 8, 1999 by amendment to Registrant's registration statement on Form N-1A pursuant to Section 8(b) of the 1940 Act, each of which is incorporated herein by reference.

     The shares of beneficial interest in the Private Account Portfolio Series are not registered under the Securities Act of 1933 (the "1933 Act") since such shares will be issued by Registrant solely in private placement transactions that do not involve any "public offering" within the meaning of the 1933 Act. Shares of the Private Account Portfolio Series may be purchased only by clients of Pacific Investment Management Company ("PIMCO") who maintain separately managed private accounts, and who are also "accredited investors," as defined in Regulation D under the 1933 Act, and either (i) "qualified purchasers," as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) "qualified institutional buyers," as defined in Rule 144A(a)(1) under the 1933 Act. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the 1933 Act.

                PIMCO Funds: Pacific Investment Management Series
                        Private Account Portfolio Series

                      Supplement dated January 26, 2000 to
             Offering Memorandum and Offering Memorandum Supplement,
                           each dated October 8, 1999

I.   Changes Regarding Investment Grade Corporate Portfolio

     Effective upon its commencement of operations, the Investment Grade Corporate Portfolio will operate as a "non-diversified" portfolio. The change permits the Investment Grade Corporate Portfolio to invest a greater percentage of its assets in the securities of a single issuer. Accordingly, the following changes to the disclosure in the Offering Memorandum are in effect:

o On page 7, in the second sentence of the last full paragraph, under the heading "Investment Grade Corporate Portfolio," the word "diversified" has been deleted. The sentence now states: "The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its assets in a portfolio of corporate fixed income securities of varying maturities, which may be represented by options, futures contracts, swap agreements, or mortgage- or asset-backed securities."

o On page 12, the second sentence of the fourth full paragraph under the heading, "Concentration Risk," shall state: "Each Portfolio, except the Short-Term, Short-Term II, Mortgage, Mortgage II, and High Yield Portfolios, is `non-diversified,' which means that it may invest a greater percentage of its assets in the securities of a single issuer than the diversified Portfolios."

o On Page 18, Fundamental Investment Restrictions (2) and (3) shall no longer apply to the Investment Grade Corporate Portfolio.

II.  Changes Regarding Emerging Markets Portfolio

     Effective upon its commencement of operations, the Emerging Markets Portfolio may invest no more than 25% of its assets in fixed income securities rated B by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services ("S&P") (or, if unrated, determined by PIMCO to be of comparable quality). Fixed income securities that are rated B by Moody's or S&P, or, if unrated, determined by PIMCO to be of comparable quality, are considered to be high yield securities ("junk bonds"). For more information regarding high yield securities, as well as the risks associated with investments in such securities, see the discussions in the Offering Memorandum entitled "Summary of Principal Risks--High Yield Risk," "Characteristics and Risks of Securities and Investment Techniques--High Yield Securities," and "Appendix A--Description of Securities Ratings," and the discussion in the Offering Memorandum Supplement entitled "Investment Objectives and Policies--High Yield Securities ('Junk Bonds')".

III. Changes Regarding High Yield Portfolio

     Effective upon its commencement of operations, the High Yield Portfolio may invest up to 15% of its assets in euro-denominated securities. The High Yield Portfolio normally will hedge at least 75% of its exposure to the euro to reduce the risk of loss due to fluctuations in currency exchange rates.

IV.  Changes Affecting Fundamental Investment Restrictions

     Prior to commencement of each Portfolio's operations, the disclosure under "Investment Restrictions" on pages 18-19 of the Offering Memorandum has been amended as follows:

o On page 18, Investment Restriction (1) shall state that a Portfolio may not "concentrate its investments in a particular industry, as that term is used in the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time."

o On page 18, Investment Restriction (2) shall state that a Portfolio may not "for the Short-Term, Short-Term II, Mortgage, Mortgage II, and High Yield Portfolios, with respect to 75% of its total assets, purchase the securities of any issuer, except securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, if, as a result, (i) more than 5% of the Portfolio's total assets would be invested in the securities of that issuer, or (ii) the Portfolio would hold more than 10% of the outstanding voting securities of that issuer."

o    On page 18, Investment Restriction (3) has been deleted.

o On page 18 Investment Restriction (6) shall state that a Portfolio may not "borrow money or issue any senior security, except as permitted under the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time."

o    On page 19, Investment Restriction (9) has been deleted.

o On pages 18-19, Investment Restrictions (4), (5), (7), and (8) have been renumbered, respectively, as Investment Restrictions (3), (4), (6) and (7).

V.   Additional Disclosure Regarding the Portfolios' Investment Adviser

     The following disclosure has been added after the first full paragraph on Page 37 of the Offering Memorandum Supplement, which appears under the heading "Investment Adviser":

     "On October 31, 1999, PIMCO Advisors, PAH and PIMCO Partners G.P., certain of their affiliates, Allianz of America, Inc. ("Allianz of America") and certain other parties named therein entered into an Implementation and Merger Agreement (the "Merger Agreement") pursuant to which Allianz of America agreed to acquire majority ownership of PIMCO Advisors and its subsidiaries, including PIMCO (the "Transaction"). At the closing of the Transaction, as contemplated by the Merger Agreement, Allianz of America will acquire approximately 70% of the outstanding partnership interests in PIMCO Advisors, including the approximately 44% interest held by PAH. Pacific Life Insurance Company ("Pacific Life"), which through subsidiaries owns approximately a 30% interest in an indirect general partner of PIMCO Advisors, will retain an indirect interest in PIMCO Advisors following the closing of the Transaction. In connection with the Transaction, Allianz of America will enter into a put/call arrangement for the possible disposition of Pacific Life's indirect investment in PIMCO Advisors. The Transaction is expected to be completed by the end of the first quarter of 2000, although there is no assurance that the Transaction will be completed.

     Allianz AG, the parent of Allianz of America, is a publicly traded German company which, together with its subsidiaries, comprises the world's second largest insurance company as measured by premium income. Allianz AG is a leading provider of financial services, particularly in Europe, and is represented in 68 countries world-wide through subsidiaries, branch and representative offices, and other affiliated entities. The Allianz Group currently has assets under management of more than $390 billion, and in its last fiscal year wrote approximately $50 billion in gross insurance premiums. After completion of the Transaction, PIMCO and the Allianz group combined will have over $650 billion in assets under management.

     Significant institutional shareholders of Allianz AG currently include Dresdner Bank AG, Deutsche Bank AG, Munich Reinsurance and HypoVereinsbank. Following completion of the Transaction, Dresdner Bank AG and Deutsche Bank AG, as well as certain broker-dealers that might be controlled by or affiliated with these entities, such as Bankers Trust Company, BT Alex Brown, Inc., Deutsche Bank Securities, Inc. and Dresdner Kleinwort Benson North America LLC (collectively, the "Affiliated Brokers"), may be considered to be affiliated persons of PIMCO. Once the Transaction is consummated, absent an SEC exemption or other relief, the Portfolios generally would be precluded from effecting principal transactions with the Affiliated Brokers, and their ability to purchase securities being underwritten by an Affiliated Broker or to utilize the Affiliated Brokers for agency transactions would be subject to restrictions. PIMCO does not believe that the restrictions on transactions with the Affiliated Brokers described above will materially adversely affect its ability, post-closing, to provide services to the Portfolio, the Portfolios' ability to take advantage of market opportunities, or the Portfolios' overall performance.

     The consummation of the Transaction is subject to the approval of the public unitholders of PAH, as well as to regulatory and client approvals, and other conditions customary to transactions of this kind.

     Consummation of the Transaction may be deemed to effect a change of control of PIMCO which would have the effect of terminating the current investment advisory contract between the Trust and PIMCO, on behalf of each of the Portfolios. A new investment advisory agreement has been approved by the initial shareholder of each Portfolio, which will take effect upon consummation of the Transaction.

     This Offering Memorandum Supplement will be supplemented or revised if the Allianz Transaction does not occur substantially as set forth above."

Investors Should Retain This Supplement For Future Reference

PART C.  OTHER INFORMATION

Item 23.        Exhibits

          (a)  (1) Declaration of Trust of Registrant/7/

               (2)  Form of Amendment to Declaration of Trust/16/

               (3) Form of Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest/8/

               (4) Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to Long Duration Fund/11/

               (5) Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to Convertible Bond Fund/12/

               (6) Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to Low Duration Municipal Bond, California Intermediate Municipal Bond and New York Intermediate Municipal Bond Funds/15/

               (7) Form of Establishment and Designation of Classes J and Class K/16/

               (8) Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to Loan Obligation Fund/16/

               (9) Form of Amended Designation of Series Relating to Short Duration Municipal Income Fund/16/

               (10) Form of Establishment and Designation of Series of Shares of
                    Beneficial Interest Relating to the PIMCO Private Account Portfolios/17/

               (11) Form of Establishment and Designation of Series of Shares of
                    Beneficial   Interest  Relating  to  the  Real  Return  Bond
                    Portfolio/17/

               (12) Form of Amended  Designation of Series  Relating to the U.S.
                    Government Sector, U.S. Government Sector II, Mortgage, Mortgage II, Investment Grade Corporate, Select Investment, High Yield, International and Emerging Markets Portfolios/17/

          (b)  Form of By-laws of Registrant/7/

          (c)  Not applicable

          (d)  (1) Form of Investment Advisory Contract/7/

               (2)  Form of Amendment to Investment Advisory Contract/7/

               (3) Form of Supplement to Investment Advisory Contract Relating to StocksPLUS Short Strategy Fund/2/

               (4) Form of Supplement to Investment Advisory Contract Relating to Balanced Fund/3/

               (5) Form of Supplement to Investment Advisory Contract Relating to Global Bond Fund II/5/

               (6) Form of Supplement to Investment Advisory Contract Relating to Real Return Bond Fund/5/

               (7) Form of Supplement to Investment Advisory Contract Relating to Low Duration Mortgage Fund, Total Return Mortgage Fund, Emerging Markets Bond Fund, and Emerging Markets Bond Fund II/6/

               (8) Form of Supplement to Investment Advisory Contract Relating to Municipal Bond Fund /9/

               (9) Form of Supplement to Investment Advisory Contract Relating to Long Duration Fund/11/

               (10) Form of Supplement to Investment  Advisory Contract Relating
                    to Convertible Bond Fund/13/

               (11) Form of Supplement to Investment  Advisory Contract Relating
                    to Low Duration Municipal Bond, California Intermediate Municipal Bond and New York Intermediate Municipal Bond Funds/15/

               (12) Form of Supplement to Investment  Advisory Contract Relating
                    to PIMCO Private Account Portfolios/17/

               (e)  (1) Form of Amended and Restated Distribution Contract/14/

                    (2) Form of Supplement to Amended and Restated Distribution Contract Relating to Low Duration Municipal Bond, California Intermediate Municipal Bond and New York Intermediate Municipal Bond Funds/15/

                    (3)  Form of Japan Dealer Sales Contract/14/

                    (4)  Form of Supplement to Amended and Restated Distribution
                         Contract    Relating   to   PIMCO    Private    Account
                         Portfolios/17/

                    (f)  Not applicable

                    (g)  Form of Custody and Investment Accounting Agreement/14/

                    (h)  (1)  Form  of  Amended  and   Restated   Administration
                         Agreement /9/

                    (2)  Form   of    Supplement   to   Amended   and   Restated
                         Administration Agreement relating to Long Duration Fund/11/

                    (3)  Form   of    Supplement   to   Amended   and   Restated
                         Administration Agreement Relating to Convertible Bond Fund/13/

                    (4)  Form   of    Supplement   to   Amended   and   Restated
                         Administration Agreement Relating to Class J and Class K Shares/14/

                    (5) Form of Supplement to Amended and Restated Administration Agreement Relating to Low Duration Municipal Bond, California Intermediate Municipal Bond and New York Intermediate Municipal Bond Funds/15/

                    (6)  Form   of    Supplement   to   Amended   and   Restated
                         Administration Agreement Relating to PIMCO Private Account Portfolios/17/

                    (7)  Form of Shareholder Servicing Agreement /9/

                    (8)  Form of Transfer Agency Agreement/7/

                    (9) Form of Transfer Agency Agreement with Shareholder Services, Inc./1/

               (i)  Not applicable

               (j)  Not applicable

               (k)  Not applicable

               (l)  Not applicable

               (m)  (1) Form of  Distribution  and  Servicing  Plan for  Class A
                        Shares/4/

                    (2) Form of Distribution and Servicing Plan for Class B Shares/4/

                    (3) Form of Distribution and Servicing Plan for Class C Shares/4/

                    (4) Form of Amended and Restated Distribution Plan for Administrative Class Shares/7/

                    (5) Form of Amended and Restated Administrative Services Plan for Administrative Class Shares/7/

                    (6) Form of Distribution and Servicing Plan for Class J Shares/14/

                    (7) Form of Distribution and Servicing Plan for Class K Shares/14/

               (n)  Not applicable

               (o) Form of Amended and Restated Multi-Class Plan adopted pursuant to Rule 18f-3/14/

---------------------

               /1/  Filed  with  Post   Effective   Amendment   No.  33  to  the
                    Registration Statement of PIMCO Advisors Funds (File No. 2-87203) on November 30, 1995.

               /2/  Filed with  Post-Effective  Amendment  No. 27 on January 16,
                    1996.

               /3/  Filed with Post-Effective Amendment No. 28 on April 1, 1996.

               /4/ Filed with Registration Statement on Form N-14 (File No. 333-12871) on September 27, 1996.

               /5/  Filed with Post  Effective  Amendment  No. 33 on January 13,
                    1997.

               /6/  Filed with Post-Effective Amendment No. 36 on July 11, 1997.

               /7/ Filed with Post-Effective Amendment No. 37 on November 17, 1997.

               /8/  Filed with  Post-Effective  Amendment  No. 39 on January 15,
                    1998.

               /9/  Filed  with  Post-Effective  Amendment  No.  40 on March 13,
                    1998.

               /10/ Filed with Post-Effective Amendment No. 41 on July 31, 1998.

               /11/ Filed with Post-Effective  Amendment No. 42 on September 11,
                    1998.

               /12/ Filed with  Post-Effective  Amendment  No. 43 on January 15,
                    1999.

               /13/ Filed with Post-Effective Amendment No. 44 on April 2, 1999.

               /14/ Filed with Post-Effective Amendment No. 45 on May 26, 1999.

               /15/ Filed with Post-Effective Amendment No. 46 on June 17, 1999.

               /16/ Filed  with  Post-Effective  Amendment  No. 50 on October 1,
                    1999.

               /17/ Filed with  Amendment No. 55 to the  Registration  Statement under the Investment Company Act of 1940 on October 8, 1999.

Item 24.  Persons   Controlled  by  or  Under  Common  Control  With  Registrant
          ----------------------------------------------------------------------

     No person is controlled by or under common control with the Registrant.

Item 25. Indemnification

     Reference is made to Article IV of the Registrant's Declaration of Trust, which was filed with the Registrant's initial Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Item 26. Business and Other Connections of Investment Adviser
         ----------------------------------------------------

     The  directors  and  officers  of  PIMCO  and  their   business  and  other
connections are as follows:



Name                                Business and Other Connections
----                                ------------------------------

Allan, George C.                    Senior Vice President, PIMCO and PIMCO Management, Inc.

Ariza, Jr., Augustine               Vice President, PIMCO and PIMCO Management, Inc.

Arnold, Tamara J.                   Senior Vice President, PIMCO and PIMCO Management, Inc.

Asay, Michael R.                    Senior Vice President, PIMCO and PIMCO Management, Inc.

Baker, Brian P.                     Vice President, PIMCO and PIMCO Management, Inc.

Barbi, Leslie A.                    Executive Vice President, PIMCO and PIMCO Management, Inc.

Beaumont, Stephen B.                Vice President, PIMCO and PIMCO Management, Inc.

Benz, William R. II                 Managing Director, PIMCO; Director and Managing Director, PIMCO Management,
                                    Inc.; Member of PIMCO Partners LLC.

Bishop, Gregory A.                  Vice President, PIMCO and PIMCO Management, Inc.

Brick, Andrew                       Senior Vice President, PIMCO, and PIMCO Management, Inc.

Brynjolfsson, John B.               Senior Vice President, PIMCO and PIMCO Management, Inc.

Burns, R. Wesley                    Managing Director and Executive Committee Member, PIMCO.  Director and
                                    Managing Director, PIMCO Management, Inc.; Member of PIMCO Partners LLC.
                                    President and Trustee of the Trust and PIMCO Variable Insurance Trust;
                                    President and Director of PIMCO Commercial Mortgage Securities Trust, Inc.;
                                    Director, PIMCO Funds: Global Investors Series plc and PIMCO Global Advisors
                                    (Ireland) Limited.

Callin, Sabrina C.                  Vice President, PIMCO and PIMCO Management, Inc.

Clark, Marcia K.                    Vice President, PIMCO and PIMCO Management, Inc.

Coleman, Jerry                      Vice President, PIMCO and PIMCO Management, Inc.

Conseil, Cyrille                    Vice President, PIMCO and PIMCO Management, Inc.

Cummings, Doug                      Vice President, PIMCO and PIMCO Management, Inc.

Cupps, Wendy W.                     Senior Vice President, PIMCO and PIMCO Management, Inc.


Dialynas, Chris                     Managing Director, PIMCO; Director and Managing Director,  PIMCO Management,
                                    Inc.; Member of PIMCO Partners LLC.

Dorff, David J.                     Vice President, PIMCO and PIMCO Management, Inc.

Dow, Michael                        Senior Vice President, PIMCO, PIMCO Management, Inc. and the Trust.

Dunn, Anita                         Vice President, PIMCO and PIMCO Management, Inc.

Durn, Sandra                        Vice President, PIMCO and PIMCO Management, Inc.

Ehlert, A. Benjamin                 Executive Vice President, PIMCO and PIMCO Management, Inc.

El-Erian, Mohamed A.                Managing Director, PIMCO; Director and Managing Director, PIMCO Management,
                                    Inc.

Esquibel, Albert                    Vice President, PIMCO and PIMCO Management, Inc.

Ettl, Robert A.                     Executive Senior Vice President, PIMCO and PIMCO Management, Inc.

Evans, Stephanie D.                 Vice President, PIMCO and PIMCO Management, Inc.

Fitzgerald, Robert M.               Chief Financial Officer and Treasurer, PIMCO, PIMCO Management, Inc.,
                                    Cadence Capital Management, Inc., NFJ Investment Group, NFJ Management,
                                    Inc., Parametric Portfolio Associates, Parametric Management Inc.,
                                    StocksPLUS Management Inc. and PIMCO Funds Distributors LLC; Chief Financial
                                    Officer and Assistant Treasurer, Cadence Capital Management; Director,
                                    Senior Vice President and Chief Financial Officer, Oppenheimer Group, Inc.;
                                    Chief Financial Officer and Senior Vice President, PIMCO Advisors; Chief
                                    Financial Officer, PIMCO Global Advisors LLC.

Foulke, Steve A.                    Vice President, PIMCO and PIMCO Management, Inc.

Frisch, Ursula T.                   Vice President, PIMCO and PIMCO Management, Inc.

Garbuzov, Yuri P.                   Vice President, PIMCO and PIMCO Management, Inc.

Gross, William H.                   Managing Director, PIMCO; Director and Managing Director, PIMCO Management,
                                    Inc.; Director and Vice President, StocksPLUS Management, Inc.; Senior Vice
                                    President of the Trust and PIMCO Variable Insurance Trust; Member of
                                    Management Board, PIMCO Advisors; Member of PIMCO Partners LLC.

Hague, John L.                      Managing Director and Executive Committee Member, PIMCO; Director and
                                    Managing Director, PIMCO Management, Inc.; Member of PIMCO Partners LLC.

Hally, Gordon C.                    Executive Vice President, PIMCO and PIMCO Management, Inc.

Hamalainen, Pasi M.                 Managing Director, PIMCO; Director and Managing Director,  PIMCO Management,
                                    Inc.

Hardaway, John P.                   Senior Vice President, PIMCO and PIMCO Management, Inc.; Treasurer of the
                                    Trust, PIMCO Variable Insurance Trust, PIMCO Funds: Multi-Manager Series and
                                    PIMCO Commercial Mortgage Securities Trust, Inc.


Harris, Brent R.                    Managing Director, PIMCO; Director and Managing Director, PIMCO Management,
                                    Inc.; Director and Vice President, StocksPLUS Management, Inc.; Trustee and
                                    Chairman of the Trust and PIMCO Variable Insurance Trust; Director and
                                    Chairman, PIMCO Commercial Mortgage Securities Trust, Inc.; Member of
                                    Management Board and Executive Committee, PIMCO Advisors; Member of PIMCO
                                    Partners LLC.

Hattesohl, Joseph D.                Vice President, PIMCO and PIMCO Management, Inc. Assistant Treasurer, the
                                    Trust, PIMCO Variable Insurance Trust, PIMCO Funds: Multi-Manager Series and
                                    PIMCO Commercial Mortgage Securities Trust, Inc.

Hayes, Raymond C.                   Vice President, PIMCO, PIMCO Management, Inc. and the Trust.

Hinman, David C.                    Senior Vice President, PIMCO and PIMCO Management, Inc.

Hocson, Liza M.                     Vice President, PIMCO and PIMCO Management, Inc.

Hodge, Douglas M.                   Executive Vice President, PIMCO and PIMCO Management, Inc.

Holden, Brent L.                    Managing Director, PIMCO; Director and Managing Director, PIMCO Management,
                                    Inc.

Holloway, Dwight F., Jr.            Senior Vice President, PIMCO and PIMCO Management, Inc.

Hudoff, Mark                        Senior Vice President, PIMCO and PIMCO Management, Inc.

Isberg, Margaret E.                 Managing Director, PIMCO; Director and Managing Director, PIMCO Management,
                                    Inc.; Senior Vice President of the Trust.

Kelleher, Thomas J.                 Vice President, PIMCO, PIMCO Management, Inc. and the Trust

Keller, James M.                    Senior Vice President, PIMCO and PIMCO Management, Inc.

Kennedy, Raymond G.                 Senior Vice President, PIMCO and PIMCO Management, Inc.

Kiesel, Mark R.                     Vice President, PIMCO and PIMCO Management, Inc.

Kilmer, Sharon                      Executive Vice President, PIMCO and PIMCO Management, Inc.

Kirkbaumer, Steven P.               Vice President, PIMCO, PIMCO Management, Inc. and PIMCO Variable Insurance
                                    Trust.

Loftus, John S.                     Managing Director, PIMCO; Director and Managing Director, PIMCO Management,
                                    Inc.; Vice President and Assistant Secretary, StocksPLUS Management, Inc.

Lown, David                         Vice President, PIMCO and PIMCO Management, Inc.

Lyon, Laura, M.                     Vice President, PIMCO and PIMCO Management, Inc.

Mallegol, Andre J.                  Vice President, PIMCO, PIMCO Management, Inc. and the Trust.

Martin, Scott W.                    Vice President, PIMCO and PIMCO Management, Inc.


Martini, Michael E.                 Vice President, PIMCO and PIMCO Management, Inc.

Mather, Scott A.                    Senior Vice President, PIMCO and PIMCO Management, Inc.

Mayer, Benjamin L.                  Vice President, PIMCO and PIMCO Management, Inc.

McCray, Mark V.                     Senior Vice President, PIMCO and PIMCO Management, Inc.

McCulley, Paul A.                   Executive Vice President, PIMCO and PIMCO Management, Inc.

McDevitt, Joseph E.                 Executive Vice President, PIMCO and PIMCO Management, Inc.; Director and
                                    Chief Executive Officer, PIMCO Global Advisors (Europe) Limited.

Meiling, Dean S.                    Managing Director, PIMCO; Director and Managing Director, PIMCO Management,
                                    Inc.; Vice President, PIMCO Commercial Mortgage Securities Trust, Inc.;
                                    Director, PIMCO Funds: Global Investors Series plc and PIMCO Global Advisors
                                    (Ireland) Limited; Member, PIMCO Partners LLC.

Metsch, Mark E.                     Vice President, PIMCO and PIMCO Management, Inc.

Mewbourne, Curtis                   Vice President, PIMCO and PIMCO Management, Inc.

Millimet, Scott                     Vice President, PIMCO and PIMCO Management, Inc.

Moll, Jonathan D.                   Vice President, PIMCO and PIMCO Management, Inc.

Monson, Kirsten S.                  Senior Vice President, PIMCO and PIMCO Management, Inc.

Muzzy, James F.                     Managing Director and Executive Committee Member, PIMCO; Director and
                                    Managing Director, PIMCO Management, Inc.; Director and Vice President,
                                    StocksPLUS Management, Inc.; Senior Vice President, PIMCO Variable Insurance
                                    Trust; Vice President of the Trust; Member of PIMCO Partners LLC.

Nakamura, Doris S.                  Vice President, PIMCO and PIMCO Management, Inc.

Nellemann, Mark D.                  Vice President, PIMCO and PIMCO Management, Inc.

Nguyen, Vinh T.                     Controller, PIMCO; Vice President and Controller, PIMCO Advisors, Cadence
                                    Capital Management, Inc., NJF Management, Inc., Parametric Management, Inc.,
                                    StocksPLUS Management, Inc., PIMCO Funds Distributors LLC, PIMCO Management,
                                    Inc., PIMCO Global Advisors LLC.

Ongaro, Douglas J.                  Vice President, PIMCO, PIMCO Management, Inc. and the Trust.

Otterbein, Thomas J.                Senior Vice President, PIMCO and PIMCO Management, Inc.

Palghat, Kumar N.                   Vice President, PIMCO and PIMCO Management, Inc.

Perez, Keith                        Vice President, PIMCO and PIMCO Management, Inc.

Phansalker, Mohan V.                Senior Vice President, Senior Legal Officer and Assistant Secretary, PIMCO
                                    and PIMCO Management, Inc.; Vice President and Assistant Secretary,
                                    StocksPLUS Management, Inc.


Philipp, Elizabeth M.               Vice President, PIMCO and PIMCO Management, Inc.

Pittman, David J.                   Vice President, PIMCO, PIMCO Management, Inc. and the Trust.

Podlich, William F. III             Managing Director, PIMCO; Director and Managing Director, PIMCO Management,
                                    Inc.; Member of Management Board, PIMCO Advisors; Member of PIMCO Partners
                                    LLC.

Powers, William C.                  Managing Director, PIMCO; Director and Managing Director, PIMCO Management,
                                    Inc.; Senior Vice President, PIMCO Commercial Mortgage Securities Trust,
                                    Inc.; Member of PIMCO Partners LLC.

Randall, Terry A.                   Vice President, PIMCO and PIMCO Management, Inc.

Romano, Mark                        Vice President, PIMCO, PIMCO Management, Inc. and the Trust

Roney, Scott L.                     Senior Vice President, PIMCO and PIMCO Management, Inc.; Director and Chief
                                    Executive Officer, PIMCO Global Advisors (Japan) Limited.

Rosborough, Michael J.              Senior Vice President, PIMCO and PIMCO Management, Inc.

Rowe, Cathy T.                      Vice President, PIMCO and PIMCO Management, Inc.

Ruthen, Seth R.                     Vice President, PIMCO and PIMCO Management, Inc.

Sargent, Jeffrey M.                 Vice President, PIMCO, PIMCO Management, Inc. and PIMCO Funds: Multi-Manager
                                    Series;  Senior  Vice  President  of the Trust,  PIMCO Variable  Insurance Trust,
                                    and PIMCO Commercial Mortgage Securities Trust, Inc.

Schmider, Ernest L.                 Managing Director and Secretary, PIMCO; Director, Managing Director and
                                    Secretary, PIMCO Management, Inc.; Secretary, PIMCO Partners LLC; Director
                                    and Assistant Secretary, StocksPLUS Management, Inc.; Senior Vice President,
                                    PIMCO Advisors.

Scholey, Leland T.                  Senior Vice President, PIMCO, PIMCO Management, Inc. and the Trust.

Schulist, Stephen O.                Vice President, PIMCO and PIMCO Management, Inc.

Scibisz, Iwona E.                   Vice President, PIMCO and PIMCO Management, Inc.

Seliga, Denise C.                   Vice President, PIMCO and PIMCO Management, Inc.

Seymour, Rita J.                    Vice President, PIMCO and PIMCO Management, Inc.

Simon, Scott                        Executive Vice President, PIMCO and PIMCO Management, Inc.

Sullivan, Christopher               Vice President, PIMCO and PIMCO Management, Inc.

Theodore, Kyle, J.                  Vice President, PIMCO and PIMCO Management, Inc.

Thomas, Lee R.                      Managing Director, PIMCO; Director and Managing Director,  PIMCO Management,
                                    Inc.; Member PIMCO Partners LLC.

Thompson, William S. Jr.            Chief Executive Officer, Managing Director and Executive Committee Member,
                                    PIMCO; Director, Managing Director and Chief Executive Officer, PIMCO
                                    Management, Inc.; Director and President, StocksPLUS Management, Inc.;
                                    Senior Vice President of PIMCO Variable Insurance Trust; Vice President of
                                    the Trust and PIMCO Commercial Mortgage Securities Trust, Inc.; Member of
                                    Management Board and Executive Committee Member, PIMCO Advisors; Member,
                                    President and Chief Executive Officer of PIMCO Partners LLC.


Trinidad, Ronaele K.                Vice President, PIMCO and PIMCO Management, Inc.

Trosky, Benjamin L.                 Managing Director, PIMCO; Director and Managing Director, PIMCO Management,
                                    Inc.; Senior Vice President, PIMCO Commercial Mortgage Securities Trust,
                                    Inc.; Member of Management Board, PIMCO Advisors; Member of PIMCO Partners
                                    LLC.

Tyson, Richard E.                   Vice President, PIMCO and PIMCO Management, Inc.

Van de Zilver, Peter A.             Vice President, PIMCO and PIMCO Management, Inc.

Wantanabe, Koichi                   Vice President, PIMCO and PIMCO Management, Inc.; Executive Vice President
                                    and Director, PIMCO Global Advisors (Japan) Limited.

Wegener, Marilyn                    Vice President, PIMCO and PIMCO Management, Inc.

Weil, Richard M.                    Assistant Secretary, PIMCO, PIMCO Management, Inc., Cadence Capital
                                    Management, and PIMCO Funds Distributors LLC; General Counsel and Senior
                                    Vice President, PIMCO Advisors; Secretary, Cadence Capital Management, Inc.
                                    NFJ Management, Inc., Parametric Management, Inc., NFJ Investment Group,
                                    Parametric Portfolio Associates, and StocksPLUS Management, Inc.; Vice
                                    President, PIMCO Funds: Multi-Manager Series; Senior Vice President, General
                                    Counsel and Assistant Secretary, PIMCO Global Advisors LLC; Senior Vice
                                    President and Assistant Secretary, PIMCO Global Advisors (Japan) Limited.

Westhead, Paul C.                   Vice President, PIMCO and PIMCO Management, Inc.

Wilson, Susan                       Vice President, PIMCO and PIMCO Management, Inc.

Wood, George H.                     Executive Vice President, PIMCO and PIMCO Management, Inc.

Yetter, Michael A.                  Senior Vice President, PIMCO and PIMCO Management, Inc.

Young, David                        Vice President, PIMCO, PIMCO Management, Inc. and PIMCO Global Advisors
                                    (Europe) Limited.

Zhu, Changhong                      Vice President, PIMCO and PIMCO Management, Inc.


The address of PIMCO is 840 Newport Center Drive, Newport Beach, CA 92260.

The address of PIMCO Advisors L.P. is 800 Newport Center Drive, Newport Beach, CA 92660.

The address of PIMCO Funds Distributors LLC is 2187 Atlantic Street, Stamford, CT 06902.

Item 27. Principal Underwriters

(a) PIMCO Funds Distributors LLC (the "Distributor") serves as Distributor of Shares of the Trust. The Distributor also acts as the principal underwriter for PIMCO Funds: Multi-Manager Series. The Distributor is a wholly-owned subsidiary of PIMCO Advisors.

(b)


Name and Principal                  Positions and Offices                        Positions and Offices
 Business Address*                     with Underwriter                             with Registrant
 ----------------                      ----------------                             ---------------

Aarts, Erik M.                      Vice President                                       None

Bosch, James D.                     Regional Vice President                              None

Brennan, Deborah P.                 Vice President, Compliance Officer                   None

Clark, Timothy R.                   Executive Vice President                             None

Crean, Kelly                        Regional Vice President                              None

DeNicolo, Paul                      Regional Vice President                              None

Fessel, Jonathan P.                 Regional Vice President                              None

Fitzgerald, Robert M.               Chief Financial Officer and Treasurer                None

Gallagher, Michael J.               Regional Vice President                              None

Gengo, Joseph                       Regional Vice President                              None

Goldsmith, David S.                 Regional Vice President                              None

Gray, Ronald H.                     Regional Vice President                              None

Hally, Dan                          Regional Vice President                              None

Hammond, Ned                        Regional Vice President                              None

Hans, Charles                       Regional Vice President                              None

Hayes, Derek B.                     Vice President                                       None

Horan, Christopher                  Regional Vice President                              None


Hooper, Kristina                    Vice President                                       None

Hussey, John B.                     Regional Vice President                              None

Jobe, Stephen R.                    Senior Vice President                                None

Lynch, William E.                   Senior Vice President                                None

Maginn, Stephen                     Executive Vice President                             None

Meyer, Wayne                        Regional Vice President                              None

Meyers, Andrew J.                   Executive Vice President                             None

Murphy, George                      Regional Vice President                              None

Murphy, Kerry A.                    Vice President                                       None

Moyer, Fiora N.                     Regional Vice President                              None

Neugebauer, Phil J.                 Senior Vice President                                None

Nguyen, Vinh T.                     Vice President, Controller                           None

Pearlman, Joffrey H.                Regional Vice President                              None

Pisapia, Glynne                     Regional Vice President                              None

Poli, Frank C.                      Vice President, Compliance Officer                   None

Russo, Anne Marie                   Vice President                                       None

Seymour, Christopher                Regional Vice President                              None

Schlingheyde, Keith                 Regional Vice President                              None

Schott, Newton B., Jr.              Executive Vice President/ Secretary,                 None
                                    Chief Administrative/ Legal Officer

Short, Elizabeth                    Vice President                                       None

Smith Jr., Eugene M.                Vice President                                       None

Smith, Robert M.                    Regional Vice President                              None

Spear, Ellen Z.                     Vice President                                       None

Spezakis, Zinovia                   Vice President                                       None

Thomas, William H., Jr.             Senior Vice President                                None


Treadway, Stephen J.                Chairman, President and Chief                        None
                                    Executive Officer

Troyer, Paul H.                     Senior Vice President                                None

Vlachos, Teresa                     Vice President                                       None

Weil, Richard M.                    Assistant Secretary                                  None

Zimmerman, Glen A.                  Vice President                                       None


* The business address of all officers of the Distributor is either 2187 Atlantic Street, Stamford, CT 06902 or 800 Newport Center Drive, Newport Beach, CA 92660.

Item 28.  Location of Accounts and Records

          The account books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of Pacific Investment Management Company, 840 Newport Center Drive, Newport Beach, California 92660, Investors Fiduciary Trust Company, 801 Pennsylvania, Kansas City, Missouri 64105, and Shareholder Services, Inc., P.O. Box 5866, Denver, Colorado 80217.

Item 29.  Management Services

          Not applicable

Item 30.  Undertakings

          Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington in the District of Columbia on the 26th day of January, 2000.

                                   PIMCO FUNDS

                                  (Registrant)

                            By:  ___________________________________
                                         R. Wesley Burns*
                                            President

                            *By:  /s/ Robert W. Helm
                                ----------------------
                                  Robert W. Helm, as attorney-in-fact

     -------------------

* Pursuant to power of attorney filed with Post-Effective Amendment No. 36 to Registration Statement No. 33-12113 on July 11, 1997.